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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         This Amended and Restated Employment Agreement (this "Agreement") is entered into this 23rd day of December, 2004 by and between Far East Energy Corporation, a Nevada corporation ("Company"), and Michael R. McElwrath ("Executive").

         WHEREAS, Executive presently serves as a Director and the Chief Executive Officer of the Company; and

         WHEREAS, the Company and Executive previously entered into an Employment Agreement dated as of October 13, 2003 (the "Prior Agreement") setting forth the terms of Executive's employment, including the grant of options to purchase shares of Common Stock of the Company; and

         WHEREAS, the Company and Executive desire to amend and restate the Prior Agreement as hereinafter provided; and

         WHEREAS, the Company wishes to assure itself of the services of Executive for the period provided in this Agreement, and Executive is willing to perform services for the Company for such period, upon the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Term. The term of employment under this Agreement shall commence and this Agreement shall be effective as of December 23, 2004, and shall terminate on October 13, 2008, unless sooner terminated in accordance with the terms hereof (the "Term"). In addition, upon mutual agreement of the Company and Executive, this Agreement may be extended on the same terms and conditions for such period as the parties may agree.

2. Employment; Duties. During the Term, Executive shall be employed by Company, and the Executive shall serve, as the Company's Chief Executive Officer ("CEO") and shall have such duties, responsibilities and authority as shall be consistent with that position. Executive shall report directly and solely to the Company's Board of Directors (the "Board"). During the Term the Company agrees to nominate Executive for election to the Board at each annual meeting of the stockholders of the Company called for the purpose of electing directors of the Company.

3. Compensation; Benefits. During the Term, Executive shall receive an annual base salary of not less than $225,000 on or before December 31, 2004 and not less than $236,250 on or after January 1, 2005, payable in equal semi-monthly installments (the "Base Salary"). In addition to

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the Base Salary, during the Term, Executive shall be eligible to receive performance bonuses in the amount of not less than $20,000 payable on or before the 13th day of October and April of each year (each such six month period herein referred to as the "Bonus Period"), with the performance criteria to be established by the Compensation Committee of Company (or the Board, if the Company does not have a Compensation Committee) in discussions with Executive (each a "Bonus"). The performance criteria for the Bonus shall be established and delivered in writing to Executive no later than the first business day of the applicable Bonus Period. At least annually, but no later than the 1st day of October of each year, the Compensation Committee (or the Board, if the Company does not have a Compensation Committee) shall review the Base Salary, Bonus, the minimum bonus and other compensation of Executive based upon performance and other factors deemed appropriate by the Compensation Committee (or the Board, if the Company does not have a Compensation Committee) and make such increases, supplemental bonus payments, or other incentive awards as it deems fit. Notwithstanding the foregoing, in no event will the Base Salary be less than an annual rate of $225,000 on or before December 31, 2004 and less than an annual rate of $236,250 on or after January 1, 2005, or shall the Bonus that Executive may earn under this Agreement be less than $20,000 for each Bonus Period. In addition to the Base Salary, the Bonus and other compensation described in this
Section 3, Executive shall be entitled to receive any benefits and fringes (whether subsidized in part, or paid for in full by Company) including, but not limited to, medical, dental, life and disability insurance, and 401(k) Savings and Retirement Plan which Company now or in the future pays or subsidizes for any of its professional/technical or management employees, or employees in the same class as Executive.

4. Option Grant. Company and Executive acknowledge and agree that on October 13, 2003 Executive was granted options (the "Supplemental Options") to acquire 1,200,000 shares of the Common Stock of the Company at an exercise price of $0.65 per share. Upon execution of this Agreement, the Company and Executive shall amend and restate the Supplemental Options and related option agreement, which amendment and restatement shall be set forth in the Stock Option Agreement attached hereto as Exhibit A.

5. Termination.

         (a) Death. The Term and Executive's employment hereunder shall terminate upon Executive's death.

         (b) Disability. In the event Executive incurs a Disability for a continuous period exceeding thirty (30) days, the Company may, at its election, terminate the Term and Executive's employment by giving Executive a notice of termination as provided in Section 5(e). The term "Disability" as used in this Agreement shall mean the inability of Executive to substantially perform his duties under this Agreement, as a result of a physical or mental illness or personal injury he has incurred, as determined by an independent physician selected with the approval of the Company and Executive.

         (c) Cause. The Company may terminate this Agreement and the Term and discharge Executive for Cause by giving Executive a notice of termination as provided in Section 5(e). "Cause" shall mean:

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                  (i) Executive's gross and willful misappropriation or theft of the Company's or any of its subsidiary's funds or property;

                  (ii) Executive's conviction of, or plea of guilty or nolo contendere to, any felony or crime involving dishonesty or moral turpitude; or

                  (iii) Executive's complete and total abandonment of his duties hereunder for a period of thirty consecutive days (other than for reason of Disability).

         (d) Good Reason. Executive may terminate his employment and the Term at any time for Good Reason by giving written notice as provided in Section 5(e), which shall set forth in reasonable detail the facts and circumstances constituting Good Reason. "Good Reason" shall mean the occurrence of any of the following during the Term:

                  (i) without the consent of Executive, (A) the Company materially reduces Executive's title, duties or responsibilities under
         Section 2 without the same being corrected within thirty (30) days after being given written notice thereof, (B) Executive is not nominated and elected as a member of the Board at any meeting of the stockholders called for the purpose of electing directors of the Company or (C) Executive is removed as a member of the Board by the action of the Board or the stockholders of the Company (in each case, other than for Cause, death or Disability);

                  (ii) the Company fails to pay any regular semi-monthly installment of Base Salary to Executive and such failure to pay continues for a period of more than 30 days;

                  (iii) the Company reduces Executive's Base Salary or the minimum amount of any Bonus for which he is eligible pursuant to
         Section 3;

                  (iv) without the consent of Executive, the Company changes the geographic location of the performance of Executive's duties to a location outside the Houston, Texas metropolitan area;

                  (v) the Company breaches Section 11 without the same being corrected within thirty (30) days after being given written notice thereof; or

                  (vi) the refusal to assume this Agreement by any successor or assign of the Company as provided in Section 12.

         (e) Notice of Termination. Any termination of this Agreement by the Company (other than for Cause under Section 5(c)) or by Executive shall be communicated in writing to the other party at least thirty (30) days before the date on which such termination is proposed to take effect. Any termination of this Agreement by the Company for Cause under Section 5(c) shall be communicated in writing to the Executive and such termination shall be effective immediately upon such notice. With respect to any termination of this Agreement by the

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Company for Cause or by the Executive for Good Reason, such notice shall set forth in detail the facts and circumstances alleged to provide a basis for such termination.

6. Payments Upon Termination.

         (a) Death or Disability. If Executive's employment shall be terminated by reason of death or Disability:

                  (i) the Company shall pay Executive's estate or Executive the portion of the Base Salary which would have been payable to Executive through the date his employment is terminated; plus, any other amounts earned, accrued or owing as of the date of death or Disability of Executive but not yet paid to Executive under Section 3; and

                  (ii) all options granted to Executive under this Agreement or otherwise shall be immediately and fully vested and exercisable; and

                  (iii) all restrictions on restricted stock awarded to Executive under this Agreement or otherwise shall be removed and the rights to such stock shall be immediately vested.

Within three years following Executive's termination of employment, Executive or Executive's estate, heirs, executors, administrators, or personal or legal representatives, as the case may be, shall be entitled to exercise all options granted to him that are vested and exercisable pursuant to this Agreement or otherwise and all such options not exercised within such three year period shall be forfeited. In the event of death or Disability of Executive prior to April 1, 2005, Executive's estate, heirs, executors, administrators, or personal or legal representatives, as the case may be, may not offer or sell any securities covered hereby until April 1, 2005. In the event of the death or Disability of the Executive, then any payment due under this Section 6(a) shall be made to Executive's estate, heirs, executors, administrators, or personal or legal representatives, as the case may be.

         (b) Cause and Voluntary Termination. If Executive's employment shall be terminated for Cause or the Executive terminates his employment (other than for Good Reason, death or Disability), then without waiving any rights or remedies by reason thereof:

                  (i) the Company shall pay Executive his Base Salary and all amounts actually earned, accrued or owing as of the date of termination but not yet paid to Executive under Section 3 through the date of termination; and

                  (ii) Executive shall be entitled to exercise all options granted to him under this Agreement or otherwise to the extent vested and exercisable at the date of termination of Executive's employment; and

                  (iii) except as otherwise provided in this subsection (b), the Company shall have no further obligations to Executive under this Agreement.

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Within three months following Executive's termination of employment, Executive or Executive's estate, heirs, executors, administrators, or personal or legal representatives, as the case may be, shall be entitled to exercise all options granted to him that are vested and exercisable pursuant to this Agreement or otherwise and all such options not exercised within such three month period shall be forfeited. All options and restricted stock that are not vested and exercisable pursuant to this Agreement or otherwise as of the date of Executive's termination of employment shall be forfeited.

         (c) Other Than Cause. If Executive's employment is terminated by the Company (other than as a result of death, Disability or Cause as specified in Section 5(a), (b) or (c) above) or is terminated by Executive for Good Reason, Executive shall be entitled to the following:

                  (i) a lump sum payment in an amount equal to product of (A) the Base Salary and Bonus paid to Executive under this Agreement during the immediately preceding twelve month period ending on the date of termination of employment, multiplied by (B) two; provided that if Executive's termination of employment by the Company or the Executive is within 24 months following the occurrence of a Change of Control (as defined in Section 7 below), such payment shall be equal to product of
         (A) the Base Salary and Bonus paid to Executive under this Agreement during the immediately preceding twelve month period ending on the date of termination of employment, multiplied by (B) three;

                  (ii) all amounts earned, accrued or owing through the date his employment is terminated but not yet paid to Executive under Section 3;

                  (iii) continued participation in all employee benefit plans, programs or arrangements available to the Company executives in which Executive was participating on the date of termination until the earliest of:

                           (A) the second anniversary of the date of Executive's
                  termination of employment, provided that if Executive's termination of employment by the Company or the Executive is within 24 months following the occurrence of a Change of Control, then Executive shall be entitled to continue to participate in such employee benefit plans, programs or arrangements until the third anniversary of the date of Executive's termination of employment;

                           (B) the date this Agreement would have expired but
                  for the occurrence of the date of termination; or

                           (C) the date, or dates, the Executive receives
                  coverage and benefits under the plans, programs and arrangements of a subsequent employer (such coverages and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis);

         ; provided that if Executive is precluded from continuing his participation in any employee benefit plan, program or arrangement as provided in this clause (iii), the

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         Company shall provide him with similar benefits provided under the plan, program or arrangement in which he is unable to participate for the period specified in this clause (iii).

                  (iv) Executive shall be entitled to exercise all options granted to him to the extent vested and exercisable at the date of termination of Executive's employment; provided that if Executive's termination of employment by the Company or the Executive is on or before April 13, 2006, then all options granted to him and exercisable within the first anniversary the date of termination of Executive's employment shall be immediately and fully vested as of the date of termination; provided further that if Executive's termination of employment by the Company or the Executive is within 24 months following the occurrence of a Change of Control, then all options granted to Executive shall be immediately and fully vested and exercisable as of the date of termination; and

                  (v) if Executive's termination of employment by the Company or the Executive is on or before April 13, 2006, then all restrictions on all restricted stock awarded to Executive and all rights to such stock that would be removed and vested within the first anniversary the date of termination of Executive's employment shall be immediately removed and fully vested as of the date of termination; provided that if Executive's termination of employment by the Company or the Executive is within 24 months following the occurrence of a Change of Control, then all restrictions on restricted stock awarded to Executive shall be removed and all rights to such stock vested as of the date of terminations.

The payment of the lump sum amount under Section 6(c)(i) shall be made on the earlier of the date ending on the expiration of six months following the date of termination of Executive's employment or the death of the Executive. To the extent any payment under Section 6(c)(i) is deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, then such payment shall be made on the earlier of the date ending on the expiration of six months following the date of termination of Executive's employment or the death of the Executive. Within three years following Executive's termination of employment, Executive or Executive's estate, heirs, executors, administrators, or personal or legal representatives, as the case may be, shall be entitled to exercise all options granted to him that are vested and exercisable pursuant to this Agreement or otherwise and all such options not exercised within such three year period shall be forfeited. All options and restricted stock that are not vested and exercisable pursuant to this Agreement or otherwise as of the date of, or as a result of, Executive's termination of employment shall be forfeited. In the event of the death or Disability of the Executive, then any payment due under this Section 6(c) shall be made to Executive's estate, heirs, executors, administrators, or personal or legal representatives, as the case may be.

7. Change of Control. For purposes of this Agreement, a "Change of Control" shall mean:

         (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than forty percent (40%) of the combined voting power of the then-

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outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (B) any acquisition by Executive, by any group of persons consisting of relatives within the second degree of consanguinity or affinity of Executive or by any affiliate of Executive or (C) any acquisition by an entity pursuant to a reorganization, merger or consolidation, unless such reorganization, merger or consolidation constitutes a Change of Control under clause (b) of this Section 7;

         (b) the consummation of a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation sixty percent (60%) or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation;

         (c) the (i) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (ii) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, unless the successor entity existing immediately after such sale or disposition is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition;

         (d) if individuals who, as of December 23, 2004, constitute the Board of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (e) the Board adopts a resolution to the effect that, for purposes hereof, a Change of Control has occurred.

8. Registration. The Company shall cause the shares of Common Stock of the Company subject to Supplemental Options and all other options to purchase Common Stock of the Company granted for compensatory reasons to Executive (the "Option Shares") to be covered by an effective registration statement on Form S-8 (or any successor form) within 60 days following written request of the Executive; provided, however, that Executive shall not make such written request until the Company's Registration Statement on Form S-2 (File No. 333-117635) filed

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with the Securities and Exchange Commission ("SEC") on July 23, 2004 is declared effective by the SEC or withdrawn by the Company; provided further, the Company may register the Option Shares at any earlier date in the Company's discretion. The Company shall use reasonable efforts to cause all such Option Shares to be listed or included on each national securities exchange, if any, or on the NASDAQ Stock Market, on which the other outstanding shares of Common Stock of the Company are then listed. The Company will pay all of the filing fees, listing fees and other registration expenses associated with the registration of the Option Shares.

9. Gross-ups.

         (a) Notwithstanding any other provision in this Agreement to the contrary, and except as set forth below, in the event it shall be determined under the provisions of this Section 9 hereof that any payment or distribution by the Company, or by any successor or affiliate of the Company (the "Payor"), to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, including without limitation any other Agreement, arrangement or agreement with such Payor, and including a determination (i) with regard to the value of any accelerated vesting of options or stock awards or other forms of compensation, if such vesting occurs as a result of a Change of Control; but (ii) without regard to any additional payments required or calculated under this Section 9) (a "Payment"), would be subject to the excise tax imposed by Internal Revenue Code Section 4999 (or any successor provision of the Internal Revenue Code), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax and any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") (which is itself payable subject to applicable tax withholdings). This Gross-Up Payment shall be equal to an amount such that the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments after paying all applicable federal, state and local income taxes, FICA and social security taxes owed with respect to such payment. The Company's obligation to make Gross-Up Payments under this Section 9 shall not be conditioned upon the Executive's termination of employment after any Change of Control. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in either the state and locality of the Executive's place of employment at the time of the Change of Control or in the state and locality of residence at the time or times of payment, as applicable, net of the maximum reduction in federal income taxes that could be obtained from the deduction of the state and local taxes.

         (b) Notwithstanding the foregoing provisions of this Section 9, if it shall be determined that the Executive is entitled to a Gross-up Payment, but that the Payments are less than $10,000 more than the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payment would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive, and the Payment, in the aggregate, shall be reduced to the Reduced Amount, minus $100. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing the payments under Section 6(c) hereof, but in any event shall be made in such a manner as to maximize the value of all Payments actually made to the

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Executive. For purposes of reducing the Payments to the Reduced Amount, only amounts payable under the Agreement (and no other Payments) shall be reduced. If the reduction of amounts payable under this Agreement would not result in the payment of the Reduced Amount, no amounts payable under this Agreement shall be reduced.

         (c) The Company shall provide written notice to the Executive with respect to each Payment promptly after it occurs, setting forth the nature of such Payment. Subject to the provisions of this Section 9, all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a law firm or public accounting firm selected among those regularly consulted by the Company during the twelve-month period immediately prior to the Change of Control regarding federal income tax matters (the "Firm"). Within 15 days after the Firm has been notified by the Executive or the Company that a parachute payment has occurred, such Firm shall provide a reasonably detailed supporting calculations with respect to such Payment both to the Company and the Executive. All fees and expenses of the Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within thirty days of the receipt of the Firm's determination. Any determination by the Firm shall be binding upon the Company and the Executive.

10. Indemnification.

         (a) The Company shall indemnify and hold Executive harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees incurred by Executive, in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or proceeding) in which Executive is made or is threatened to be made a party by reason of the fact that Executive is or was an officer or Director of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor (or other than by or in the right of the Company).

         (b) Notwithstanding anything in the Company's Articles of Incorporation, the by-laws or this Agreement to the contrary, if so requested by Executive, the Company shall advance any and all Expenses (as defined below) to Executive ("Expense Advance"), within fifteen days following the date of such request and the receipt of a written undertaking by or on behalf of Executive to repay such Expense Advance if a judgment or other final adjudication adverse to Executive (as to which all rights of appeal therefrom have been exhausted or lapsed) establishes that Executive, with respect to such Claim, is not eligible for indemnification. "Expenses" shall include attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any indemnifiable event. A "Claim" shall include any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or other, including without limitation, an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, whether predicated on foreign, federal, state or local law and whether formal or informal.

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11. Insurance. The Company represents and warrants that (a) Executive shall be and continue to be covered and insured up to the maximum limits provided by all insurance which the Company maintains to indemnify its directors and officers (and to indemnify the corporation for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors) and (b) the Company will use its best efforts to maintain such insurance, in not less than $1,000,000, in effect throughout the Term.

12. Binding Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Executive and the Company and their respective heirs, legal representatives and permitted successors and assigns. If the Company shall at any time be merged or consolidated into or with any other entity, the provisions of this Agreement shall survive any such transaction and shall be binding on and inure to the benefit and responsibility of the entity resulting from such merger or consolidation (and this provision shall apply in the event of any subsequent merger or consolidation), and the Company, upon the occasion of the above-described transaction, shall include in the appropriate agreements the obligation that the payments herein agreed to be paid to or for the benefit of Executive, his beneficiaries or estate, shall be paid.

13. Dispute Resolution. Any controversy or claim arising with regard to this Agreement shall be settled by expedited arbitration in accordance with the provisions of the Texas Arbitration Act. The controversy or claim shall be submitted to an arbitrator appointed by the presiding judge of the Harris County, Texas Judicial District Court. The decision of the arbitrator shall be final and binding upon the parties hereto and shall be delivered in writing signed by the arbitrator to each of the parties hereto. Any appeal arising out of the ruling of any arbitrator shall be determined in a court of competent jurisdiction in Houston, Texas, or the federal court for Houston, Texas, and each party waives any claim to have the matter heard in any other local, state, or federal jurisdiction. The prevailing party in the arbitration proceeding or in any appeal shall be entitled to recover attorney's fees, court costs and all related costs from the non-prevailing party. If the controversy or claim arises with regard to any severance or separation payment required under Section 6 of this Agreement and the arbitrator rules in favor of Executive with respect thereto, then:

         (a) any award or sums due and owing to Executive under the terms of this Agreement shall be increased by an amount equal to the product of one month of Executive's Base Salary in effect immediately prior to the termination of this Agreement, multiplied by (i) if such award or sums is payable under Section 6(c), then the number of thirty (30) day periods or part thereof that has elapsed after the date ending six months after the date of Executive's termination or separation or (ii) otherwise, the number of thirty (30) day periods or part thereof that has elapsed after the date of Executive's termination;

         (b) if the Company fails to comply with any such ruling of the arbitrator, or if the Company unsuccessfully appeals any such ruling of the arbitrator, then any award or sums due and owing to Executive under the terms of this Agreement shall be increased by an amount equal to the product of one month of Executive's Base Salary in effect immediately prior to the termination of this Agreement, multiplied by the number of thirty (30) day periods or part thereof

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that has elapsed after the date of the arbitrator's initial decision or determination; and

         (c) If the arbitrator in such initial arbitration proceeding, or any court in any appeal thereof determine that Company acted in bad faith, or frivolously, in claiming "Cause" as its reason for termination of this Agreement, or in failing to offer to the Executive the severance or separation payment pursuant to Section 6 of this Agreement, then the Executive shall be entitled to receive and Company shall be ordered to pay to Executive as a penalty an amount equal to $100,000.00 in addition to the payments required under Section 6 of this Agreement and any other amounts due under this Agreement.

14. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations and to the extent that any performance is required following termination of this Agreement. Without limiting the foregoing, Sections 6, 9 and 10 and Sections 12 through 23 shall expressly survive the termination of this Agreement.

15. Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries, dependents or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 15 shall preclude (a) Executive from designating a beneficiary to receive any benefit payable hereunder upon his death, or (b) the executors, administrators or other legal representatives of Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto.

16. Amendments to this Agreement. Except for increases in the Base Salary, Bonus and other compensation made as provided in Section 3, this Agreement may not be modified or amended except by an instrument in writing signed by the Executive and the Company. No increase in the Base Salary, Bonus or other compensation made as provided in Section 3 will operate as a cancellation or termination of this Agreement.

17. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

18. Severability. If, for any reason, any provision of this Agreement is held invalid, illegal or unenforceable such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement not held so invalid, illegal or unenforceable, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. In addition, if any provision of this Agreement shall be held invalid, illegal or unenforceable in part, such invalidity, illegality or unenforceability shall in no way affect the rest of such provision not held so invalid, illegal or unenforceable and the rest of such provision, together with all other provisions of this Agreement, shall, to the full extent consistent with law, continue in full force and effect. If any provision or part thereof shall be held invalid, illegal or unenforceable, to the

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

fullest extent permitted by law, a provision or part thereof shall be substituted therefor that is valid, legal and enforceable.

19. Notices. Any notice, request, or other communication required or permitted pursuant to this Agreement shall be in writing and shall be deemed duly given when received by the party to whom it shall be given or three days after being mailed by certified, registered, or express mail, postage prepaid, addressed as follows:

         If to Company:

              Far East Energy Corporation
              400 North Sam Houston Parkway East
              Suite 205
              Houston, Texas 77060
              Attention: Chairman of Compensation Committee

         If to Executive:

              Michael R. McElwrath
              7 Stargazer Place
              The Woodlands, Texas 77381

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

20. Headings. The headings of Sections are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

21. Governing Law. This Agreement has been executed and delivered in the State of Texas, and its validity, interpretation, performance and enforcement shall be governed by the laws of Texas, without giving effect to any principles of conflicts of law.

22. Withholding. All amounts paid pursuant to this Agreement shall be subject to withholding for taxes (federal, state, local or otherwise) to the extent required by applicable law.

23. Counterparts. This Agreement may be executed in counterparts, each of which, when taken together, shall constitute one original Agreement.

24. Amendment and Restatement. This Agreement constitutes an amendment, modification and restatement of the Prior Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and Executive, including the Prior Agreement, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided and not expressly provided for in this Agreement.

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

         IN WITNESS WHEREOF, Company has caused its duly authorized officer and directors to execute and attest to this Agreement, and Executive has placed his signature hereon, effective as of the first date above.

                                            COMPANY:

                                            FAR EAST ENERGY CORPORATION

                                            By: /s/ John Mihm
                                                --------------------------------
                                                    John Mihm, Director

                                            EXECUTIVE:

                                            By: /s/ Michael R. McElwrath
                                                --------------------------------
                                                    Michael R. McElwrath

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